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                                                                   EXHIBIT 10.17

                        ENVIRONMENTAL INDEMNITY AGREEMENT
                                (Mezzanine Loan)

                  THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the "AGREEMENT") is made as of August 19, 2003, by SHG PROPERTY RESOURCES, LLC, a Delaware limited liability company ("REH LLC") and SHG INVESTMENTS, LLC a Delaware limited liability company ("DE 23"), jointly and severally, each having an address c/o Fountain View, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610 (REH LLC and DE 23, collectively, "INDEMNITOR") in favor of CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as administrative agent and collateral agent for the lenders under the Loan Agreement, having an address at 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815 (in such capacity as Agent, together with its successors and assigns, referred to herein as "INDEMNITEE") and other Indemnified Parties (defined below).

                                    RECITALS:

                  A. Indemnitee is prepared to make a loan (the "LOAN") to Indemnitor in the principal amount of Twenty-Three Million Dollars ($23,000,000.00) pursuant to a Loan Agreement of even date herewith between Indemnitor and the lenders under the Loan Agreement (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the "LOAN AGREEMENT"), which Loan shall be evidenced by those certain Promissory Notes each of even date herewith given by Indemnitor in favor of Indemnitee (as amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the "NOTE"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

                  B. Pursuant to that certain Loan Agreement dated as of the date hereof (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the "MORTGAGE LOAN AGREEMENT") by the entities listed on SCHEDULE A annexed thereto (collectively, "MORTGAGE BORROWER") and Column Financial, Inc. ("MORTGAGE LENDER"), Mortgage Lender has provided financing to Mortgage Borrower in the original principal amount of Ninety-Five Million Dollars ($95,000,000.00), secured by the Properties owned by Mortgage Borrower and described in the Mortgage Loan Agreement and the other Mortgage Loan Documents.

                  C. Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

                  D. Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.

                                   AGREEMENT:

                  NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

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Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

                  1. ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Except as otherwise disclosed by that certain Phase I environmental report (or Phase II environmental report, if required by Mortgage Lender) with respect to the Properties in connection with the Loan (hereinafter referred to below as the "ENVIRONMENTAL REPORT"), a copy of which has been provided to Indemnitee (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Properties, except those that are both (i) in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report; (b) there are no past or present Releases (defined below) of Hazardous Substances in, on, under or from the Properties which have not been fully remediated in accordance with Environmental Law; (c) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to any threat of any Release of Hazardous Substances migrating to the Properties; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Properties which has not been fully remediated in accordance with Environmental Law; (e) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law, any other environmental conditions in connection with the Properties, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Indemnitor has truthfully and fully delivered to Indemnitee, in writing, any and all information relating to conditions in, on, under or from the Properties that is known to Indemnitor and all information that is contained in files and records of Indemnitor, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Properties and/or to the environmental condition of the Properties.

                  2. ENVIRONMENTAL COVENANTS. Indemnitor covenants and agrees that: (a) all uses and operations on or of the Properties, whether by Indemnitor or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Properties, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (c) there shall be no Hazardous Substances in, on, or under the Properties, except those that are both
(i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (d) Indemnitor shall keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the "Environmental Liens"); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable persons available for interviews; (f) Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Properties, pursuant to any reasonable written request of Indemnitee (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with

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Indemnitee the reports and other results thereof, and Indemnitee and the other
Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from the Properties; (ii) comply with any Environmental Law;
(iii) comply with any directive from any Governmental Authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment with respect to the Properties; (h) Indemnitor shall not do, or knowingly allow any tenant or other user of the Properties to do, any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Properties), impairs or may impair the value of the Properties, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste; and (i) Indemnitor shall immediately notify Indemnitee in writing of (i) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Properties; (ii) any non-compliance with any Environmental Laws related in any way to the Properties;
(iii) any actual or potential Environmental Lien; (iv) any required or proposed Remediation of environmental conditions relating to the Properties; and (v) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including, but not limited to, a Governmental Authority) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Properties, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

                  3. INDEMNIFIED RIGHTS/COOPERATION AND ACCESS. In the event the Indemnified Parties have reason to believe that an environmental hazard exists on the Properties that does not, in the sole discretion of the Indemnified Parties, endanger any tenants or other occupants of the Properties or their guests or the general public or materially and adversely affect the value of the Properties, upon reasonable notice from the Indemnitee, Indemnitor shall, at Indemnitor's expense, promptly cause an engineer or consultant satisfactory to the Indemnified Parties to conduct an environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Indemnitee and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to the Indemnified Parties within a reasonable period or if the Indemnified Parties have reason to believe that an environmental hazard exists on the Properties that, in the sole judgment of the Indemnified Parties, endangers any tenant or other occupant of the Properties or their guests or the general public or may materially and adversely affect the value of the Properties, upon reasonable notice to Borrower, the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Properties at all reasonable times to assess any and all aspects of the environmental condition of the Properties and its use, including but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Indemnitor shall cooperate with and

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provide the Indemnified Parties and any such Person designated by the
Indemnified Parties with access to the Properties.

                  4. INDEMNIFICATION. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Properties; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Properties; (c) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Properties in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Properties of any Hazardous Substances at any time located in, under, on or above the Properties; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Properties in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Properties, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Properties or operations thereon, including, but not limited to, any failure by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Properties to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Properties; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement;
(h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Properties, including, but not limited to, costs to investigate and assess such injury, destruction or loss; (i) any acts of Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Properties in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing Hazardous Substances; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of the Properties in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory relating to Hazardous Substances, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Properties; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations relating to Hazardous Substances or Environmental Laws pursuant to this Agreement, the Loan Agreement or any other Loan Document.

                  5. DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any

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Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor's consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

                  6. DEFINITIONS. Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  The term "ENVIRONMENTAL LAW" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment. The term "ENVIRONMENTAL LAW" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term "Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Properties; (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Properties to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity with respect to Hazardous Substances; or (d) relate to nuisance, trespass or other causes of action related to the Release or Remediation of Hazardous Substances on, from or to the Properties.

                  The term "HAZARDOUS SUBSTANCES" includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials,

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polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

                  The term "INDEMNIFIED PARTIES" includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (defined below) or prospective Investors in the Securities (as defined below), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires, or will have held, a participation or other full or partial interest in the Loan or the collateral therefor, whether during the term of the Loan or as a part of, or following, a foreclosure of the collateral for the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).

                  The term "INVESTORS" means collectively, any purchaser, transferee, assignee, servicer, participant or investor of, or in, the Loan or the Securities.

                  The term "LEGAL ACTION" means any claim, suit or proceeding, whether administrative or judicial in nature.

                  The term "LOSSES" includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

                  The term "RELEASE" includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

                  The term "REMEDIATION" includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

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                  7. UNIMPAIRED LIABILITY. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Loan or the collateral therefor. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Note, the Loan Agreement or any of the other Loan Documents, (b) any sale or transfer of all or part of the Properties, (c) except as provided herein, any exculpatory provision in the Note, the Loan Agreement or any of the other Loan Documents limiting Indemnitee's recourse or limiting Indemnitee's rights to a deficiency judgment against Indemnitor, (d) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, or any of the other Loan Documents or herein, (e) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Note, or (g) Indemnitee's failure to file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

                  8. ENFORCEMENT. Indemnified Parties may enforce the obligations of Indemnitor without first resorting to, or exhausting any security or collateral under, or without first having recourse pursuant to, the Note, the Loan Agreement or any other Loan Documents or any of the collateral therefor, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Pledge Agreement, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Loan, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement and Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the collateral therefor.

                  9. SURVIVAL. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage. Notwithstanding the provisions of this Agreement to the contrary, the liabilities and obligations of Indemnitor hereunder shall not apply to the extent that Indemnitor can prove that such liabilities and obligations arose solely from Hazardous Substances that: (a) were not present on or a threat to the Properties prior to the date that Indemnitee or its nominee acquired title to the Properties, whether by foreclosure, exercise of

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power of sale or otherwise and (b) were not the result of any act or negligence of Indemnitor or any of Indemnitor's affiliates, agents or contractors.

                  10. INTEREST. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at the Default Rate.

                  11. WAIVERS. (a) Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties;
(iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

                  (b) EACH OF INDEMNITEE AND INDEMNITOR HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

                  12. SUBROGATION. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Properties or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.

                  13. INDEMNITOR'S REPRESENTATIONS AND WARRANTIES. Indemnitor represents and warrants that:

                  (a) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been

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taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

                  (b) its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Properties is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Properties is subject;

                  (c) to the best of Indemnitor's knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

                  (d) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (e) to the best of Indemnitor's knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

                  (f) this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

                  14. NO WAIVER. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

                  15. NOTICE OF LEGAL ACTIONS. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (a) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Properties, and (b) any legal action brought against such party or related to the Properties, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 19 hereof.

                  16. EXAMINATION OF BOOKS AND RECORDS. Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Indemnitor which reflect upon its financial condition upon reasonable notice to Indemnitor, at

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the Properties or at the office regularly maintained by Indemnitor where the books and records are located. Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers.

                  17. TRANSFER OF LOAN. (a) Indemnitee may, at any time, sell, transfer or assign the Note, the Loan Agreement, the Pledge Agreement, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue securities evidencing a beneficial interest in a rate or unrated public offering or private placement (the "SECURITIES"). Indemnitee may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any credit rating agency rating such Securities (the foregoing entities hereinafter collectively referred to as the "INVESTOR") and each prospective Investor, all documents and information which Indemnitee now has or may hereafter acquire relating to Indemnitor and the Properties, whether furnished by Indemnitor, any guarantor or otherwise, as Indemnitee determines necessary or desirable. Indemnitor and any guarantor agree to cooperate with Indemnitee in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with the Loan Agreement and such other documents as may be reasonably requested by Indemnitee without cost to Indemnitor except as otherwise provided in the Loan Agreement. Indemnitor shall also furnish, and Indemnitor and any guarantor hereby consent to Indemnitee furnishing to such Investors or such prospective Investors, any and all information concerning the financial condition of the Indemnitor and any guarantor and any and all information concerning the Properties and the Leases as may be reasonably requested by Indemnitee, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.

                  (b) Upon any transfer or proposed transfer contemplated above and by Section 9.1 of the Loan Agreement, at Indemnitee's request, Indemnitor shall provide an estoppel certificate to the Investor or any prospective Investor in such for, substance and detail as Indemnitee, such Investor or prospective Investor may reasonably require with respect to this Agreement.

                  18. TAXES. Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Indemnitor has no knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

                  19. NOTICES. All notices or other written communications hereunder shall be made in accordance with Section 10.6 of the Loan Agreement.

                  20. DUPLICATE ORIGINALS; COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

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

                  21. NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                  22. HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                  23. NUMBER AND GENDER/SUCCESSORS AND ASSIGNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Indemnitor" shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

                  24. RELEASE OF LIABILITY. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

                  25. RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Mortgage, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

                  26. INAPPLICABLE PROVISIONS. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

                  27. GOVERNING LAW. This Agreement shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

                  28. MISCELLANEOUS. (a) Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

                  (b) Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Indemnitee, whether retained firms, the reimbursements for the expenses of the in-house staff or otherwise.

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

                  29. JOINT AND SEVERAL. If more than one Person has executed this Agreement as "INDEMNITOR", the obligations of all such Persons hereunder shall be joint and several.

                         [NO FURTHER TEXT ON THIS PAGE]

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

                  IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

                                          SHG PROPERTY RESOURCES, LLC

                                          By: \s\ Roland G. Rapp
                                              ----------------------------------
                                          Name: Roland G. Rapp
                                          Title: Secretary

                                          SHG INVESTMENTS, LLC

                                          By: \s\ Roland G. Rapp
                                              ----------------------------------
                                          Name: Roland G. Rapp
                                          Title: Secretary

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